UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

0-28-44 (Blue Ridge)

24-0854342 (Blue Ridge)

Pennsylvania

0-28-43 (Big Boulder)

24-0822326 (Big Boulder)

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On March 1, 2006, Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Companies”), jointly and severally with certain of the Companies’ subsidiaries (the “Subsidiaries”), entered into a credit agreement (“Credit Agreement”) and a $3,000,000 line of credit grid note (the “Note”) with Manufacturers and Traders Trust Company (the “Bank”).

Under the terms of the Credit Agreement and Note, the Bank has extended a line of credit in the aggregate of $3,000,000 (the “Line of Credit”) to the Companies and the Subsidiaries (collectively, the “Borrowers”).  Pursuant to the Note, the Borrowers agreed to pay to the order of the Bank, on demand, the outstanding principal amount of the Note plus interest.  Interest is due and payable on a monthly basis at a rate equal to the Bank’s prime rate minus 0.50%.  The Bank may modify, restrict, suspend or terminate the Line of Credit at any time for any reason and without affecting Borrowers’ then existing obligations under the Note.  The Borrowers intend to use the Line of Credit to fund general operations.

Pursuant to the Credit Agreement, the Borrowers are prohibited from, among other things: (a) incurring any indebtedness, other than trade indebtedness or current liabilities for salaries and wages; (b) permitting any of its assets to be subject to any security interest, mortgage or other lien or encumbrance; and (c) declaring or paying any distribution except for stock dividends or dividends paid to the Borrower by a Subsidiary.

In connection with the execution of the Credit Agreement and Note, Kimco Realty Corporation (“Kimco”) executed a continuing guaranty in favor of the Bank, pursuant to which Kimco unconditionally guaranteed the full and prompt payment of the Borrowers’ obligations under the Credit Agreement and Note.  Milton Cooper, who serves as one of our directors, also serves as Chief Executive Officer and Chairman of the board of directors of Kimco.  In addition, Kimco Realty Services, Inc., a subsidiary of Kimco, is our controlling shareholder.

The foregoing is only a summary of the Credit Agreement and Note.  You are urged to read the both the Credit Agreement and Note in their entirety for a more complete description of the terms and conditions of each.  A copy of each of the Credit Agreement and Note are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The description of the Line of Credit and the terms and conditions of the Credit Agreement and Note in “Item 1.01. Entry into a Material Definitive Agreement" of this Report is incorporated into this Item 2.03 by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1

Credit Agreement, dated March 1, 2006, between Blue Ridge Real Estate Company, Big Boulder Corporation, Northeast Land Co., Lake Mountain Company and Jack Frost Mountain Company and Manufacturers and Traders Trust Company.

10.2

$3,000,000 Line of Credit Grid Note, dated March 1, 2006, between Blue Ridge Real Estate Company, Big Boulder Corporation, Northeast Land Co., Lake Mountain Company and Jack Frost Mountain Company and Manufacturers and Traders Trust Company and Manufacturers and Traders Trust Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: March 7, 2006	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated March 1, 2006, between Blue Ridge Real Estate Company, Big Boulder Corporation, Northeast Land Co., Lake Mountain Company and Jack Frost Mountain Company and Manufacturers and Traders Trust Company.

10.2

$3,000,000 Line of Credit Grid Note, dated March 1, 2006, between Blue Ridge Real Estate Company, Big Boulder Corporation, Northeast Land Co., Lake Mountain Company and Jack Frost Mountain Company and Manufacturers and Traders Trust Company and Manufacturers and Traders Trust Company.